As filed with the Securities and Exchange Commission on October 13, 2022.
File No. 001-41514

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of
the Securities Exchange Act of 1934

RXO, INC.
(Exact name of Registrant as specified in its charter)

Delaware	88-2183384
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

11215 North Community House Road Charlotte, NC	28277
(Address of principal executive offices)	(Zip code)
(855) 976-6951
(Registrant’s telephone number, including area code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on which Each Class is to be Registered
Common Stock, $0.01 par value per share	New York Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transaction period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

RXO, INC.
INFORMATION REQUIRED IN REGISTRATION STATEMENT CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10
Certain information required to be included herein is incorporated by reference to specifically identified portions of the body of the information statement filed herewith as Exhibit 99.1. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.
Item 1. Business.
The information required by this item is contained under the sections of the information statement entitled “Information Statement Summary,” “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements,” “The Separation and Distribution,” “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Certain Relationships and Related Party Transactions” and “Where You Can Find More Information.” Those sections are incorporated herein by reference.
Item 1A. Risk Factors.
The information required by this item is contained under the section of the information statement entitled “Risk Factors.” That section is incorporated herein by reference.
Item 2. Financial Information.
The information required by this item is contained under the sections of the information statement entitled “Capitalization,” “Unaudited Pro Forma Condensed Combined Financial Information,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Index to Financial Statements” and the financial statements referenced therein. Those sections are incorporated herein by reference.
Item 3. Properties.
The information required by this item is contained under the section of the information statement entitled “Business.” That section is incorporated herein by reference.
Item 4. Security Ownership of Certain Beneficial Owners and Management.
The information required by this item is contained under the section of the information statement entitled “Security Ownership of Certain Beneficial Owners and Management.” That section is incorporated herein by reference.
Item 5. Directors and Executive Officers.
The information required by this item is contained under the sections of the information statement entitled “Management” and “Directors.” Those sections are incorporated herein by reference.
Item 6. Executive Compensation.
The information required by this item is contained under the sections of the information statement entitled “Executive Compensation” and “Director Compensation.” Those sections are incorporated herein by reference.
Item 7. Certain Relationships and Related Transactions.
The information required by this item is contained under the sections of the information statement entitled “Management,” “Directors” and “Certain Relationships and Related Party Transactions.” Those sections are incorporated herein by reference.

Item 8. Legal Proceedings.
The information required by this item is contained under the section of the information statement entitled “Business—Legal Proceedings.” That section is incorporated herein by reference.
Item 9. Market Price of, and Dividends on, the Registrant’s Common Equity and Related Stockholder Matters.
The information required by this item is contained under the sections of the information statement entitled “The Separation and Distribution,” “Dividend Policy,” “Capitalization” and “Description of Capital Stock.” Those sections are incorporated herein by reference.
Item 10. Recent Sales of Unregistered Securities.
The information required by this item is contained under the sections of the information statement entitled “Description of Material Indebtedness” and “Description of Capital Stock—Sale of Unregistered Securities.” Those sections are incorporated herein by reference.
Item 11. Description of Registrant’s Securities to be Registered.
The information required by this item is contained under the sections of the information statement entitled “The Separation and Distribution” “Dividend Policy,” and “Description of Capital Stock.” Those sections are incorporated herein by reference.
Item 12. Indemnification of Directors and Officers.
The information required by this item is contained under the section of the information statement entitled “Description of Capital Stock.” That section is incorporated herein by reference.
Item 13. Financial Statements and Supplementary Data.
The information required by this item is contained under the section of the information statement entitled “Index to Financial Statements” and the financial statements referenced therein. That section is incorporated herein by reference.
Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.
None.
Item 15. Financial Statements and Exhibits.
(a) Financial Statements and Schedule
The information required by this item is contained under the sections of the information statement entitled “Unaudited Pro Forma Condensed Combined Financial Information” and “Index to Financial Statements” and the financial statements referenced therein. Those sections are incorporated herein by reference.

(b) Exhibits
The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description
2.1	Form of Separation and Distribution Agreement by and between XPO Logistics, Inc. and the registrant.*
2.2	Form of Transition Services Agreement by and between XPO Logistics, Inc. and the registrant.*
2.3	Form of Tax Matters Agreement by and between XPO Logistics, Inc. and the registrant.*
2.4	Form of Employee Matters Agreement by and between XPO Logistics, Inc. and the registrant.*
2.5	Form of Intellectual Property License Agreement by and between XPO Logistics, Inc. and a subsidiary of the registrant.*
3.1	Form of Amended and Restated Certificate of Incorporation of the registrant.
3.2	Form of Amended and Restated Bylaws of the registrant.*
10.1	Offer Letter between XPO Logistics, Inc. and Drew Wilkerson, dated May 6, 2022.*
10.2	Offer Letter between XPO Logistics, Inc. and Jamie Harris, dated August 24, 2022.*
10.3	Offer Letter between XPO Logistics, Inc. and Jeff Firestone, dated July 19, 2022.*
10.4	Form of RXO, Inc. 2022 Omnibus Incentive Compensation Plan.*
10.5	Form of RXO, Inc. Severance Plan.*
10.6	Form of RXO, Inc. Cash Long-Term Incentive Plan.*
10.7	Award Agreement Under the XPO Logistics, Inc. Cash Long-Term Incentive Plan between XPO Logistics, Inc. and Drew Wilkerson, dated January 15, 2020.*
10.8	Form of 2022 North America Transport Consolidated Annual Incentive Plan.*
10.9
Form of Registration Rights Agreement by and among Jacobs Private Equity, LLC, the other holders of registrable securities and designated secured lenders from time to time party thereto and the registrant.*

21.1	List of Subsidiaries.*
99.1	Information Statement of the registrant, preliminary and subject to completion, dated October 13, 2022.
99.2	Form of Notice of Internet Availability of Information Statement Materials.*
__________________
*Previously filed.

SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

RXO, INC.

	By:	/s/ Jeff Firestone
Name: Jeff Firestone
Title: Chief Legal Officer

Date: October 13, 2022